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                                                              EX-99.B9-blazz



Blazzard, Grodd & Hasenauer, P.C.

943 POST ROAD EAST * P.O. BOX 5108
WESTPORT, CONNECTICUT  06881-5108
TELEPHONE (203) 226-7866
FACSIMILE (203) 454-4206

SUITE 213, OCEANWALK MALL
101 NORTH OCEAN DRIVE
HOLLYWOOD, FLORIDA  33019
TELEPHONE (305) 920-4004
FACSIMILE (305) 920-6902


                                                                April 14, 1997

Board of Directors
Jackson National Life Insurance Company
5901 Executive Drive
Lansing, MI  48911


        Re:  Opinion of Counsel - Jackson National Separate Account - I

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment No. 5 to a Registration Statement on Form N-4 for the Individual Deferred Fixed and Variable Annuity Contracts (the "Contracts") to be issued by Jackson National Life Insurance Company and its separate account, Jackson National Separate Account - 1.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

     1. Jackson National Separate Account - I is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

                                   Sincerely,

                                   BLAZZARD, GRODD & HASENAUER, P.C.

                                   By: /s/ Raymond A. O'Hara III
                                       -------------------------
                                           RAYMOND A. O'HARA III